UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2022
Date of Report (Date of earliest event reported)
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Krispy Kreme, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2116 Hawkins Street, Charlotte, North Carolina 28203
(Address of principal executive offices)

(800) 457-4779
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On September 15, 2022, the Board of Directors (the “Board”) of Krispy Kreme, Inc. (“the Company”) elected Philip Telfer to the Board. Mr. Telfer has been named to the Audit & Finance Committee of the Board. Mr. Telfer will participate in the Company’s director compensation program. A complete description of the Company’s director compensation program is set forth in the Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2022 (“Compensation Discussion and Analysis – Director Compensation Table”), incorporated herein by this reference. Mr. Telfer is not a party to any transaction with the Company that would be reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Mr. Telfer is not a party to any material plan, contract, or arrangement in connection with his election to the Board.
Mr. Telfer will serve for an initial term to expire concurrently with the terms of the other members of the Board at the Company’s 2023 Annual Shareholders Meeting, or until his earlier death, resignation, or removal.
The Board has determined that Mr. Telfer is an “independent director” as defined under the listing requirements of Nasdaq. With Mr. Telfer’s addition to the Board and the departures noted below, the Board now has six independent directors and five non-independent directors. The independent directors now constitute a majority of the Board, as required by Nasdaq Listing Rule 5605. The Company has notified Nasdaq of the changes to the Board.
Departure of Director
On September 14, 2022, Patricia Capel and Ozan Dokmecioglu, both members of the Board, notified Michael Tattersfield, the Chief Executive Officer of the Company, of their resignation from the Board, to be effective on September 15, 2022. Ms. Capel and Mr. Dokmecioglu’s notices were accepted by the Company upon receipt. At the time of acceptance, Ms. Capel and Mr. Dokmecioglu were not members of a Board committee. Ms. Capel and Mr. Dokmecioglu’s transitions were not caused, in whole or in part, by a disagreement with the Company or the Board.
On behalf of the Company’s shareholders, the Board expresses gratitude for the significant contributions made by Ms. Capel and Mr. Dokmecioglu during their tenure as directors and thanks them for their service to the Board and the Company. Additionally, the Board recognizes the judgment, insight, and wise counsel of Ms. Capel and Mr. Dokmecioglu have been invaluable and greatly contributed to the ongoing success of the Company during their service. The Board wishes Ms. Capel and Mr. Dokmecioglu continued success in the future.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2022 Annual Shareholders Meeting (the “Annual Meeting”) held on May 17, 2022, the shareholders of Krispy Kreme, Inc. (the “Company”), approved an advisory resolution regarding the frequency of future advisory votes on the Company’s executive compensation, for which voting results were included in the Current Report on Form 8-K dated May 17, 2022 and filed with the U.S. Securities and Exchange Commission. As previously reported, a majority of the Company’s shareholders voted for the advisory vote on executive compensation to be held every year. Based on the recommendation of the Company’s Board of Directors in the 2022 Proxy Statement and the results of the shareholders’ vote, the Company will submit a proposal for an advisory vote on the Company’s executive compensation to shareholders every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: September 16, 2022

By:    /s/ Cathy Tang

Name:	Cathy Tang
Title:	Chief Legal Officer